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                                                                    EXHIBIT 3.30




                                     BYLAWS

                                       OF

                                ALGOODS USA INC.



     I certify that the following Bylaws, consisting of four pages, each of which I have initialed for identification, are the Bylaws adopted by the Board of Directors of Algoods USA Inc. (the "Corporation"), by a Written Action by Director in Lieu of Organizational Meeting dated April 15, 1996.


                                                       /s/ Sharon Sallows
                                                       -------------------------
                                                       Sharon Sallows, Secretary
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     2.2  Meetings of the Board of Directors may be called by the President or by any director.

     2.3 Unless waived as permitted by the Kentucky Business Corporation Act, notice of the time and place of each meeting of the directors shall be either
(a) telephoned, faxed or personally delivered to each director at least forty-eight hours before the time of the meeting, or (b) mailed to each director at his last known address at least ninety-six hours before the time of the meeting.

                                  3. Officers

     3.1 The Corporation shall have a President, a Secretary and a Treasurer, and may have one or more Vice Presidents, all of whom shall be appointed by the Board of Directors. The Corporation may also have such assistant officers as the Board of Directors may deem necessary, all of whom shall be appointed by the Board of Directors or appointed by an officer or officers authorized by it.

     3.2  The President shall have:

          (a) General charge and authority over the business of the Corporation, subject to the direction of the Board of Directors;

          (b) Authority to preside at all meetings of the shareholders and of the Board of Directors;

          (c) Authority acting alone, except as otherwise directed by the Board of Directors, to sign and deliver any document on behalf of the Corporation, including, without limitation, any deed conveying title to any real estate owned by the Corporation and any contract for the sale or other disposition of any such real estate; and

          (d) Such other powers and duties as the Board of Directors may assign.



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     3.3  The Vice President, or if there be more than one Vice President, the
Vice Presidents in the order of their seniority by designation (or, if not designated, in the order of their seniority of election), shall perform the duties of the President in his or her absence. The Vice Presidents shall have such other powers and duties as the Board of Directors or the President may assign.

     3.4  The Secretary shall:

          (a) Issue notices of all meetings for which notice is required to be given;

          (b) Have responsibility for preparing minutes of the directors' and shareholders' meetings and for authenticating records of the Corporation;

          (c)  Have charge of the corporate record books; and

          (d) Have such other duties and powers as the Board of Directors or the President may assign.

     3.5  The Treasurer shall:

          (a) Keep adequate and correct accounts of the Corporation's affairs and transactions; and

          (b) Have such other duties and powers as the Board of Directors or the President may assign.

     3.6 Other officers and agents of the Corporation shall have such authority and perform such duties in the management of the Corporation as the Board of Directors or the President may assign.

                          4. Certificates and Transfer

     4.1 Shares of the Corporation shall be represented by certificates in such form as shall from time to time be prescribed by the President.



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     4.2  Certificates representing shares of the Corporation shall be signed
(either manually or in facsimile) by the President and by the Secretary or Treasurer.

     4.3 Transfers of shares shall be made only on the stock transfer books of the Corporation.


















                                  Prepared by
                           BROWN, TODD & HEYBURN PLLC
                             3200 Providian Center
                        Louisville, Kentucky 40202-3363

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